Exhibit 99.1

NEWS RELEASE
Southcross Energy	1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Announces Drop-Down Acquisition of Eagle Ford Assets

DALLAS, Texas, May 8, 2015 – Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross”) today announced completion of the acquisition of gathering, treating, compression and transportation assets from Southcross Holdings, LP (“Holdings”).

The acquired assets consist of Holdings’ Valley Wells sour gas gathering and treating system, compression assets that are part of the Valley Wells and Lancaster gathering and treating systems and two NGL pipelines that are currently under construction. Total consideration for the assets consists of 4.5 million new Southcross common units issued to Holdings and $15 million in cash, equating to total consideration of approximately $78 million. Southcross expects to spend approximately $26 million in remaining capital expenditures towards the completion of the NGL pipelines. Once the NGL pipelines are placed into service, which is anticipated in July 2015, the total drop-down assets are expected to generate annualized EBITDA of approximately $18 million through largely fixed fee contract arrangements.

“We are extremely pleased to complete the acquisition of these assets which we expect will be accretive to distributable cash flow and deleveraging for our balance sheet,” said John Bonn, Chief Executive Officer of Southcross’ general partner. “This transaction marks the first drop-down from Holdings and is consistent with our growth plans for Southcross. It is an excellent example of the benefits from our 2014 TexStar combination transaction and demonstrates the potential for future drop-downs from Holdings.”

The Valley Wells gathering system is located in the Eagle Ford Shale area in La Salle County and services production from EP Energy. The system has sour gas treating capacity of approximately 100 MMcf/d and is already connected to Southcross’ rich gas system for transport and processing. The acquisition includes over 50,000 horsepower of compression assets that serve both the Valley Wells and Lancaster gathering systems located primarily in Dimmit, Frio and La Salle counties. The NGL pipelines include a Y-grade pipeline connecting Southcross’ Woodsboro processing facility to Holdings’ Robstown Fractionator (“Robstown”) and a propane pipeline from Southcross’ Bonnie View Fractionator to the Corpus Christi area.

The transaction has been approved by the board of directors of the general partner of each of Southcross and Holdings, as well as by the conflicts committee of the Southcross board. The conflicts committee, which is composed entirely of independent directors, retained Akin Gump Strauss Hauer & Feld LLP as independent legal counsel and Jefferies LLC as independent financial advisors to assist in evaluating the transaction. Jefferies LLC delivered to the conflicts committee an opinion as to the fairness from a financial point of view, to holders of SXE common units not affiliated with Holdings, of the consideration paid by Southcross to Holdings.

In conjunction with the acquisition, Southcross also has completed an amendment of its revolving credit facility. Among other things, the amendment provides Southcross with increased financial flexibility including higher leverage covenants through the third quarter of 2016. The amendment also establishes a higher applicable borrowing margin on Southcross’ revolving credit facility when its leverage ratio is above 5.0:1 as well as certain restrictions on the payment of quarterly distributions on the Southcross subordinated units held by Holdings.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation plants and approximately 3,000 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include: expected additional capital expenditures for the completion of the NGL pipelines; the in-service date for the NGL pipelines; the anticipated EBITDA from the acquired assets; the impact of the assets on Southcross’ distributable cash flow and balance sheet; and the ability to complete potential future drop-down transactions. Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2015 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA, gross operating margin and distributable cash flow.

We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA is used as a supplemental measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

We define gross operating margin as the sum of revenues less the cost of natural gas and NGLs sold. For our fixed-fee contracts, we record the fee as revenue and there is no offsetting cost of natural gas and NGLs sold. For our fixed-spread and commodity-sensitive arrangements, we record as revenue all of our proceeds from the sale of the natural gas and NGLs and record as an expense the associated cost of natural gas and NGLs sold.

We define distributable cash flow as Adjusted EBITDA, plus interest income and income tax benefit, less cash paid for interest (net of capitalized costs), income tax expense and maintenance capital expenditures. We use distributable cash flow to analyze our performance and liquidity. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow is used to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unit holders; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider any of Adjusted EBITDA, gross operating margin or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, gross operating margin and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

###

Contact:

Southcross Energy Partners, L.P.

David Lawrence, 214-979-3720

Investor Relations

investorrelations@southcrossenergy.com

3